PRICING SUPPLEMENT NO. 94                                     Rule 424(b)(3)
DATED: May 15, 1998                                        File No. 333-43565
(To Prospectus dated January 21, 1998
an Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:               Floating Rate Notes     Book Entry Notes
$10,000,000                     [x]                     [x]

Original Issue Date:            Fixed Rate Notes        Certificated Notes
May 26, 1998                    [_]                     [_]


Maturity Date:                  CUSIP#: 073928 CE 1
May 26, 2000

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:



                                            Optional            Optional
                        Redemption          Repayment           Repayment
Redeemable On           Price(s)            Date(s)             Price(s)
-------------           -----------         ---------           ---------

N/A                     N/A                 N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                           Maximum Interest Rate: N/A

[_]         Commercial Paper Rate              Minimum Interest Rate: N/A

[_]         Federal Funds Rate                 Interest Reset Date(s): *

[_]         Treasury Rate                      Interest Reset Period: Monthly

[_]         LIBOR Reuters                      Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                         Interest Payment Period: Monthly

[_]         CMT Rate


Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): +0.0625%

--------------------
*        The 26th of each month.

**       The 26th of each month.

*** The one-month LIBOR rate on May 21, 1998 plus 6.25 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.



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